UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2009 (July 21, 2009)

WOLVERINE TUBE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12164	63-0970812
(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama  35801
(Address, including Zip Code, of Principal Executive Offices)

(256) 353-1310
Registrant’s Telephone Number, Including Area Code

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant

(a)            Dismissal of KPMG, LLP

(i)     On July 21, 2009, KPMG, LLP (“KPMG”) was dismissed as the independent registered public accounting firm of Wolverine Tube, Inc. (“Wolverine”) based on the recommendation of the Audit Committee of Wolverine’s Board of Directors and subsequently approved by Wolverine’s Board of Directors.

(ii)    The reports issued by KPMG on the financial statements of Wolverine for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except that KPMG’s report on Wolverine’s financial statements for the years ended December 31, 2008 and December 31, 2007 contained an explanatory paragraph indicating that substantial doubt exists about Wolverine’s ability to continue as a going concern.

(iii)   During each of the years ended  December 31, 2008 and December 31, 2007  and through July 21, 2009, there were no disagreements between Wolverine and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG would have caused them to make reference thereto in their reports on the financial statements for such years; and there was one “reportable event” as that term is used in Item 304(a)(1)(v) of Regulation S-K occurring during the years ended  December 31, 2008 and December 31, 2007 and through July 21, 2009. The subject matter of this reportable event was discussed by the audit committee of the board of directors of Wolverine, with KPMG, and Wolverine has authorized KPMG to respond fully to the inquiries of any successor accountant concerning the subject matter of such reportable event. The reportable event was a material weakness disclosed in the 10-K for the period ending December 31, 2008 regarding:

•	Lack of risk assessment controls to ensure sufficient personnel with adequate knowledge and experience to identify and account for complex accounting and financial reporting issues
•	Ineffective controls over the preparation and review of quarterly financial information. Specific deficiencies identified included:
o
Lack of sufficient policies and procedures to ensure journal entries are accompanied by sufficient documentation and were adequately reviewed and approved for completeness and accuracy prior to being recorded;

o
Ineffective operation of monitoring controls ensuring account reconciliations are properly and timely prepared with adequate supporting documentation and review for completeness, accuracy, and timely resolution of reconciling items; and

o	Ineffective operation of monitoring controls around the review of financial statements to ensure the completeness and accuracy of the balance sheet, statement of operations and cash flows.
•
Ineffective operation of controls surrounding the completeness, accuracy and timeliness of communication between personnel responsible for financial reporting and those involved with the negotiation of transactions which resulted in an incomplete understanding of the financial reporting consequences of complex transactions.

(iv)   Wolverine has provided KPMG with a copy of the foregoing disclosures and has requested that KPMG review such disclosures and furnish a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with such statements.

(b)           Engagement of Crowe Horwath, LLP

                On July 21, 2009, Wolverine retained Crowe Horwath, LLP (“Crowe”), as its new independent registered public accounting firm. The decision to retain Crowe as Wolverine’s independent registered public accounting firm was made by the Audit Committee of Wolverine’s Board of Directors on July XX, 2009. Wolverine engaged Crowe to audit Wolverine’s financial statements for the year ending December 31, 2009. During the years ended December 31, 2008 and December 31, 2007 and through July 21, 2009, neither Wolverine or anyone on Wolverine’s behalf has consulted with Crowe regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Wolverine’s financial statements, or (ii) any matter that was either the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.

Signatures

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WOLVERINE TUBE, INC.

July 27, 2009	By:	/s/ David A Owen

David A. Owen
Senior Vice President, Chief Financial Officer
and Secretary